UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 25, 2013
US Tungsten Corp.
(Exact name of registrant as specified in its charter)
Nevada	333-151702	77-0721432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
871 Coronado Centre Drive, Suite 200, Henderson, NV 89052
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(702) 940-2323
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Appointment of Principal Officers

On November 25, 2013, US Tungsten Corp. (the “Company”) announced that approximately 50% of the geophysical survey was completed on its Calvert Project site. The Company’s technical advisors have indicated that the magnetic ‘signatures’ that the Company would expect to find were present. Based upon these findings, the Company will be applying to the U.S. Forest Service for permission to conduct confirmation drilling at the Calvert site. Once approved by the US Forest Service, the Company hopes to commence the two-three week program at the earliest opportunity in 2014, based upon the weather and permitting constraints in Southwest Montana.

Item 9.01	Financial Statements and Exhibits.
99.1	News Release dated November 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US TUNGSTEN CORP.
/s/ Barry Wattenberg
Barry Wattenberg
Chief Financial Officer and Director
Date:	November 25, 2013